EXHIBIT 99.1


                  This Current Report on Form 8-K is being filed to file a copy of the Computational Materials (as defined below) of Bear, Stearns & Co. Inc. (an "Underwriter") in connection with the issuance of the Structured Asset Mortgage Invesments Inc. Pass-Through Certificates, Series 1998-2. The term "Computational Materials" shall have the meanings given in the No-Action Letter of May 20, 1994 issued by the Securities and Exchange Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as supplemented in the No-Action Letters of May 27, 1994 and February 17, 1995 issued by the SEC to the Public Securities Association.


                                       2